Consent of
        Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, and Class Y Shares' Prospectuses of Pioneer Emerging Markets Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, Class R, and Class Y Shares' Statement of Additional Information of Pioneer Emerging Markets Fund; and to the incorporation by reference of our report, dated January 26, 2010, on the financial statements and financial highlights of Pioneer Emerging Markets Fund in the Annual Report to the Shareowners for the year ended November 30, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-76894).


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 24, 2010